UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Regional Management Corp. (the “Company”), together with certain of its subsidiaries (collectively with the Company, the “Borrowers”), amended the terms of its senior secured revolving credit facility pursuant to a Joinder, Extension and Third Amendment to the Fourth Amended and Restated Loan and Security Agreement (the “Amendment”), dated May 13, 2013, among the Borrowers, the financial institutions listed in the Amendment (the “Lenders”), and Bank of America, N.A., as agent for the Lenders.

The Amendment provides for an increase in the aggregate senior revolving credit facility from $325 million to $500 million. In addition, the Company will have the right to seek an increase in the aggregate senior revolving credit facility of up to $100 million (resulting in a maximum aggregate senior revolving credit facility of $600 million) without the consent of any Lenders other than those participating in the increase, subject to the terms and conditions of the Amendment. The Amendment also extends the maturity date of the senior revolving credit facility to May 13, 2016, and provides for the addition of two new subsidiaries of the Company as borrowers under the senior secured revolving credit facility: Regional Finance Company of Kentucky, LLC and Regional Finance Company of Virginia, LLC. As of March 31, 2013, the Company operates offices in 232 locations in the states of Alabama (46 offices), Georgia (1 office), New Mexico (2 offices), North Carolina (28 offices), Oklahoma (7 offices), South Carolina (70 offices), Tennessee (20 offices), and Texas (58 offices) under the names Regional Finance, RMC Financial Services, Anchor Finance, Superior Financial Services, First Community Credit, AutoCredit Source, RMC Retail, and Sun Finance.

The foregoing description is a summary of the material terms of the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. On May 14, 2013, the Company issued a press release announcing the amendment of the terms of its senior secured revolving credit facility. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Joinder, Extension and Third Amendment to the Fourth Amended and Restated Loan and Security Agreement, dated as of May 13, 2013, by and among the lenders named therein, Bank of America, N.A., as the agent, and Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC, and Regional Finance Company of Virginia, LLC as borrowers.

99.1	Press Release issued by Regional Management Corp. on May 14, 2013, announcing the amendment of the terms of its senior secured revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: May 14, 2013	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Joinder, Extension and Third Amendment to the Fourth Amended and Restated Loan and Security Agreement, dated as of May 13, 2013, by and among the lenders named therein, Bank of America, N.A., as the agent, and Regional Management Corp., Regional Finance Corporation of South Carolina, Regional Finance Corporation of Georgia, Regional Finance Corporation of Texas, Regional Finance Corporation of North Carolina, Regional Finance Corporation of Alabama, Regional Finance Corporation of Tennessee, Regional Finance Company of New Mexico, LLC, Regional Finance Company of Oklahoma, LLC, Regional Finance Company of Missouri, LLC, Regional Finance Company of Georgia, LLC, RMC Financial Services of Florida, LLC, Regional Finance Company of Louisiana, LLC, Regional Finance Company of Mississippi, LLC, Regional Finance Company of Kentucky, LLC, and Regional Finance Company of Virginia, LLC as borrowers.

99.1	Press Release issued by Regional Management Corp. on May 14, 2013, announcing the amendment of the terms of its senior secured revolving credit facility.